UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2015

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 E. City Avenue, Suite 809
Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management. Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 1.01.	Entry into a Material Definitive Agreement.

On July 10, 2015, Entercom Communications Corp. (the “Parent” or “Company”) and Entercom Radio, LLC, a wholly owned subsidiary of Parent (“Entercom Radio” and together with Parent, “Entercom”) entered into an Amended and Restated Stock Purchase Agreement (the “Amended and Restated Stock Purchase Agreement”) with The Lincoln National Life Insurance Company (“Lincoln”) which amended and restated, in its entirety, the Stock Purchase Agreement, dated December 7, 2014 (the “Original Stock Purchase Agreement”), by and among the Company, Entercom Radio and Lincoln. The Original Stock Purchase Agreement required, among other things, Entercom Radio, Lincoln and certain affiliates of Lincoln to enter into a Time Brokerage Agreement, dated December 7, 2014 (the “TBA”), with the TBA to become effective two (2) business days after the expiration or early termination of the waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Clearance”) with respect to the consummation of the transactions contemplated by the Original Stock Purchase Agreement. As a result of the timing of obtaining the HSR Clearance, Entercom and Lincoln determined that the TBA would no longer need to become effective, and entered into the Amended and Restated Stock Purchase Agreement. The only changes incorporated in the Amended and Restated Stock Purchase Agreement are those necessary to account for the fact that the TBA will not become effective.

Pursuant to Amended and Restated Stock Purchase Agreement, Lincoln has agreed to sell and Entercom has agreed to purchase the outstanding shares of capital stock of Lincoln Financial Media Company for a purchase price of $105,000,000 plus net working capital. The purchase price consideration will consist of (a) $77,500,000 in cash (as adjusted for the purchase of net working capital), and (b) $27,500,000 in new Series A Cumulative Convertible Preferred Stock to be issued by the Parent.

A copy of the Amended and Restated Stock Purchase Agreement is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Exhibits.

(d)	Exhibits

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibit and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Senior Vice President / General Counsel

Dated: July 16, 2015

EXHIBIT INDEX

Exhibit No.	Title

10.1	Amended and Restated Stock Purchase Agreement, dated July 10, 2015, by and among The Lincoln National Life Insurance Company, Entercom Communications Corp. and Entercom Radio, LLC.